Exhibit 99.1

CONFIDENTIAL DRAFT RELEASE

ICONIX BRAND GROUP REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2015

•	Q1 licensing revenue of $95.4 million, flat to prior year quarter excluding 2014 ABC deal

•	Continued to execute acquisition strategy with Strawberry Shortcake and PONY

•	Expanded global footprint- acquired full ownership and control of China JV

•	Maintaining revenue, non-GAAP diluted EPS and free cash flow guidance for full-year 2015

NEW YORK, New York—April 29, 2015 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”), today announced financial results for the first quarter ended March 31, 2015.

Q1 2015 Results for Iconix Brand Group, Inc.:

Licensing revenue for the first quarter of 2015 was approximately $95.4 million, a 15% decrease as compared to approximately $112.2 million in the first quarter of 2014. After excluding $17.1 million of revenue recorded in the first quarter of 2014 related to the 5-year renewal of the Peanuts specials with ABC, licensing revenue in the first quarter of 2015 was approximately flat to the prior year quarter. Other revenue was $0 in the first quarter of 2015 as compared to $4.0 million of other revenue recorded in the first quarter of 2014 for the Lee Cooper transaction. EBITDA attributable to Iconix for the first quarter of 2015 was approximately $52.4 million, a 25% decrease as compared to $69.8 million in the prior year quarter. On a non-GAAP basis, as described in the tables below, net income attributable to Iconix was $26.7 million, a 32% decrease as compared to the prior year quarter of approximately $39.3 million. Non-GAAP diluted EPS for the first quarter of 2015 was $0.54, a 27% decrease as compared to $0.74 in the prior year quarter. GAAP net income attributable to Iconix for the first quarter of 2015 was approximately $62.8 million, a 5% increase as compared to $59.8 million in the prior year quarter, and GAAP diluted EPS for the first quarter of 2015 increased approximately 17% to $1.21 compared to $1.03 in the prior year quarter. Free cash flow attributable to Iconix for the first quarter of 2015 was approximately $30.1 million, a 39% decrease as compared to the prior year quarter of approximately $49.4 million.

In the first quarter of 2015, the Company acquired the remaining 50% of its Iconix China joint venture and, as a result, recognized a $47.4 million pre-tax non-cash gain related to the re-measurement of its initial investment. Similarly, in the first quarter of 2014, the Company acquired the remaining 50% of its Latin America joint venture and, as a result, recognized a $37.9 million pre-tax non-cash gain. Both of these gains are excluded from the Company’s non-GAAP metrics.

In addition, in the first quarter of 2015, the Company recognized a $10.5 million pre-tax foreign currency translation gain. This gain is excluded from the Company’s non-GAAP metrics.

EBITDA, free cash flow, non-GAAP net income and non-GAAP diluted EPS are all non-GAAP metrics and reconciliation tables for each are attached to this press release.

Neil Cole, Chairman and CEO of Iconix Brand Group, Inc. commented, “In the first quarter we continued to execute on our global strategy and remain focused on international, entertainment and sports as key drivers of our growth. Our international business continued to grow in the first quarter with our joint ventures in Australia, India, Southeast Asia and the Middle East, as well as our Latin America business, each delivering double-digit gains. Our Peanuts brand had a strong quarter and we are excited about the opportunities around the global release of the Peanuts movie in the fourth quarter. We expect our Strawberry Shortcake and PONY acquisitions will generate increasing value throughout the year for our entertainment and sports platforms, and our core licensing business remains healthy. Reflecting these drivers, and the strong results we expect to achieve in the second half of the year, we believe we are on track to deliver on the 2015 guidance we provided earlier this year.”

2015 Guidance for Iconix Brand Group, Inc.:

The Company is maintaining its 2015 guidance as follows:

•	2015 revenue guidance of $490-$510 million

•	2015 Non-GAAP diluted EPS guidance of $3.00-$3.15

•	2015 free cash flow guidance of $208-$218 million

The Company is increasing its 2015 GAAP diluted EPS guidance to $3.65-$3.79 from $3.06-$3.20 to reflect the gain in the first quarter of 2015 related to the Company’s acquisition of full ownership and control of its Iconix China joint venture.

This guidance relates to the Company’s existing portfolio of brands and does not include any additional acquisitions following the first quarter.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R) and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the ARTFUL DODGER (R), MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), BILLIONAIRE BOYS CLUB (R), ICE CREAM (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company’s acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company’s licensees’ dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company’s SEC filings. The words “believe”, “anticipate”, “estimate”, “expect”, “confident”, “continue”, “will”, “project”, “provide” “guidance” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# #

Contact Information:

Jaime Sheinheit

Investor Relations

Iconix Brand Group

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended Mar. 31,
	2015	2014

Licensing revenue	$95,387	$112,167

Other revenue	—	3,971

Total revenues	95,387	116,138

Selling, general and administrative expenses	44,155	48,202

Operating income	51,232	67,936

Interest expense, net	20,482	20,555

Other income	(47,365)	(37,893)

Foreign currency translation gain	(10,500)	—

Equity earnings on joint ventures	(3,202)	(3,122)

Other (income) expenses – net	(40,585)	(20,460)

Income before income taxes	91,817	88,396

Provision for income taxes	25,910	25,554

Net income	$65,907	$62,842

Less: Net income attributable to non-controlling interest	$3,067	$3,074

Net income attributable to Iconix Brand Group, Inc.	$62,840	$59,768

Earnings per share:
Basic	$1.30	$1.21

Diluted	$1.21	$1.03

Weighted average number of common shares outstanding:
Basic	48,158	49,522

Diluted	51,909	58,051

Revenue by Division

(in thousands)

	Three Months Ended Mar. 31,
	2015	2014
Womens	$40,090	$41,452
Mens	21,555	23,892
Home	9,947	10,979
Entertainment	23,795	35,844
Other	—	3,971

Total	$95,387	$116,138

Selected Balance Sheet Items:	(Unaudited)
(in thousands)	3/31/2015	12/31/2014

Total Assets	$3,021,902	$2,873,391
Total Liabilities	$1,914,791	$1,804,630
Total Stockholders’ Equity and Redeemable Non-Controlling Interest	$1,107,111	$1,068,761

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, and non-cash gains related to the re-measurement of investments and foreign currency translation.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

(in thousands, except per share data)

	(Unaudited)
	Three months ended
Net income reconciliation	Mar. 31, 2015	Mar. 31, 2014
Non-GAAP net income (1)	$26,679	$39,281

GAAP net income	$62,840	$59,768

Adjustments:
Non-cash interest related to ASC Topic 470	6,813	6,375
Non-cash gain related to investment in Latin America and China	(47,365)	(37,893)
Foreign currency translation gain	(10,500)	—
Taxes related to above item	14,891	11,031

Net adjustments	(36,161)	(20,487)

Non-GAAP net income	$26,679	$39,281

	(Unaudited) Three months ended
	Mar. 31, 2015	Mar. 31, 2014
Non-GAAP weighted average diluted shares reconciliation
Non-GAAP weighted average diluted shares	49,562	53,143

GAAP weighted average diluted shares	51,909	58,051

Less: additional incremental dilutive shares covered by hedges for: (2)
2.50% Convertible Notes	(1,025)	(2,123)
1.50% Convertible Notes	(1,322)	(2,785)

Subtotal	(2,347)	(4,908)

Non-GAAP weighted average diluted shares	49,562	53,143

	(Unaudited) Three months ended
Diluted EPS reconciliation	Mar. 31, 2015	Mar. 31, 2014
Non-GAAP diluted EPS (1)	$0.54	$0.74

GAAP diluted EPS	$1.21	$1.03
Non-cash gain related to investment in Latin America and China	($0.59)	($0.42)
Foreign currency translation gain	($0.19)	—
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.11	$0.13

Non-GAAP diluted EPS	$0.54	$0.74

Forecasted Diluted EPS	Year Ending Dec. 31, 2015
	High	Low

Forecasted Non-GAAP diluted EPS (1)	$3.15	$3.00

Forecasted GAAP diluted EPS	$3.79	$3.65

Non-cash gain related to investment in joint ventures	($1.12)	($1.12)
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.48	$0.47

Forecasted Non-GAAP Diluted EPS	$3.15	$3.00

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470 and non-cash non-recurring gains and charges, net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are representative of only actual cash results.
(2)	Based on the average closing stock price for the three months ended March 31, 2015 and March 31, 2014 there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.

EBITDA Reconciliation from Net Income
	(Unaudited) Three months ended
	Mar. 31, 2015	Mar. 31, 2014

EBITDA (3)	$52,351	$69,777

Reconciliation of EBITDA:

GAAP Net Income	$62,840	$59,768

Add: Income taxes	25,910	25,554

Add: Net interest expense, foreign currency translation and non-cash gain related to investment in joint venture	(37,500)	(17,456)

Add: Depreciation and amortization of certain intangibles	1,101	1,911

EBITDA	$52,351	$69,777

EBITDA Reconciliation from Cash Flow from Operations	(Unaudited) Three months ended
	Mar. 31, 2015	Mar. 31, 2014

EBITDA (3)	$52,351	$69,777

Reconciliation of EBITDA:
Net cash provided by operating activities	$33,066	$52,745
Add / (Less):
Gain from sale of trademarks and formation of joint ventures	—	3,971
Cash interest expense, net	11,725	12,074
Cash taxes	17,499	5,821
Other	2,304	1,728
Net income attributable to non-controlling interest	(3,067)	(3,074)
Stock compensation expense	(2,570)	(2,515)
Provision for doubtful accounts	(1,263)	(1,000)
Net change in balance sheet items	(5,343)	27

EBITDA	$52,351	$69,777

(3)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures, and is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.

Free Cash Flow Reconciliation
	(Unaudited)
	Three months ended
	Mar. 31, 2015	Mar. 31, 2014
Free Cash Flow (4)	$30,083	$49,402

Reconciliation of Free Cash Flow:

Net cash provided by operating activity	$33,066	$52,745

Less: Capital expenditures	(976)	(315)
Add: Cash received from sale of trademarks and formation of joint ventures	995	995

Less: Distributions to non-controlling interests	(3,002)	(4,023)

Free Cash Flow	$30,083	$49,402

Forecasted Free Cash Flow	Year Ending Dec. 31, 2015
	High	Low
Free Cash Flow (4)	$218,000	$208,000

Reconciliation of Free Cash Flow:
Net cash provided by operating activity	$195,000	$190,000
Less: Capital expenditures	(2,000)	(2,000)
Add: Cash received from sale of trademarks and formation of joint ventures	43,000	38,000
Less: Distributions to non-controlling interests	(18,000)	(18,000)

Free Cash Flow	$218,000	$208,000

(4)	Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.